Exhibit 99.1

BARE ESCENTUALS, INC. REPORTS SECOND QUARTER FISCAL 2008 RESULTS

Second Quarter Net Income Grows 22%

SAN FRANCISCO, CA (July 30, 2008) — Bare Escentuals, Inc. (Nasdaq: BARE) today announced financial results for the second fiscal quarter and six months ended June 29, 2008.

Net sales for the second quarter of fiscal 2008 were $138.5 million, an increase of approximately 12% from $124.1 million recorded in the same period last year. Net income for the second quarter of fiscal 2008 was $24.7 million, or $0.26 per diluted share, an increase of 22% compared to $20.2 million, or $0.22 per diluted share, in the second quarter of fiscal 2007.

For the six months ended June 29, 2008, net sales increased 16% to $278.9 million, from $239.8 million in the same period last year. Net income for the first six months of 2008 was $50.5 million, or $0.54 per diluted share, an increase of 24% compared to net income of $40.6 million, or $0.44 per diluted share, during the same period last year.

“We are pleased with our overall performance in the quarter,” said Leslie Blodgett, Chief Executive Officer. “The strength of the Bare Escentuals brand helped us to extend our leading market share in face makeup, and we continue to make strides in the eye, lip, and skincare categories.”

Leslie added, “While we remain mindful of trends surrounding consumer spending and are thus taking a more conservative view towards sales growth, we continue to have confidence in our ability to expand our product offering, develop more points of distribution and deliver earnings in line with our prior expectations.”

Guidance

For fiscal 2008, the Company now expects sales growth to be in the range of 15% to 20% compared to the prior year. The Company continues to expect diluted earnings per share for fiscal 2008 to be in the range of $1.13 to $1.18.

Conference Call

Bare Escentuals, Inc. will host a conference call today, July 30, 2008 at 1:30 p.m. Pacific (4:30 p.m. Eastern). The call will be hosted by Leslie Blodgett, Chief Executive Officer; and Myles McCormick, Chief Operating Officer and Chief Financial Officer, and will be broadcast live over the Internet and will be accessible through the Investor Relations section of the Company’s website at http://ir.bareescentuals.com. The webcast will also be archived online within one hour of the completion of the conference call and available at the Investor Relations section of the Company’s website at http://ir.bareescentuals.com.

About Bare Escentuals, Inc.

Bare Escentuals, Inc. is one of the fastest growing prestige cosmetic companies in the United States and a leader in mineral-based cosmetics. The Company utilizes a distinctive marketing strategy and multi-channel distribution model to develop, market and sell cosmetics, skin care, and body care products under its bareMinerals, RareMinerals and namesake Bare Escentuals brands, and professional skin care products under its md formulations brand through infomercials, home shopping television, specialty beauty retailers, department stores, company-owned boutiques, spas and salons, and online shopping.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our plans, objectives and future operations and estimates of our financial results and capital expenditures for future periods. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. Factors that could affect future performance include, but are not limited to our dependence on sales of our mineral-based foundation; our dependence on significant customers with whom we do not have long-term purchase commitments; the highly competitive nature of the beauty industry, and the adverse consequences if we are unable to compete effectively; the possibility that we might not manage our growth effectively or sustain our growth or profitability; the possibility that we might not be able to retain key executives and other personnel and recruit additional executives and personnel; the possibility that we might not be able to open and operate new boutiques successfully; our dependence on our suppliers to produce and deliver our products in a timely and cost-effective manner; the possibility that our media spending might not result in increased net sales or generate the levels of product and brand name awareness we desire; the possibility that we may be unable to repay or refinance our indebtedness, which was $247.9 million as of June 29, 2008; changes in general economic or market conditions; and other risk factors detailed in our Annual Report on Form 10-K for the period ended December 30, 2007, as well as our Quarterly Report on Form 10-Q for the quarter ended March 30, 2008, which are available at the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Contact:	Andrew Greenebaum / Christine Gleim ICR, Inc. andrew.greenebaum@icrinc.com; christine.gleim@icrinc.com (310) 954-1100

BARE ESCENTUALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except percentages and per share data)

(Unaudited)

	Three months ended				Six months ended
	June 29, 2008		July 1, 2007		June 29, 2008		July 1, 2007
Sales, net	$138,518	100.0%	$124,144	100.0%	$278,876	100.0%	$239,757	100.0%
Cost of goods sold	39,017	28.2	37,578	30.3	77,674	27.9	71,028	29.6

Gross profit	99,501	71.8	86,566	69.7	201,202	72.1	168,729	70.4
Expenses:
Selling, general and administrative	50,691	36.6	43,536	35.1	101,155	36.3	82,721	34.5
Depreciation and amortization	2,821	2.0	1,860	1.5	5,442	1.9	2,800	1.2
Stock-based compensation	968	0.7	1,779	1.4	2,880	1.0	3,390	1.4

Operating income	45,021	32.5	39,391	31.7	91,725	32.9	79,818	33.3
Interest expense	(4,280)	(3.1)	(6,274)	(5.0)	(8,924)	(3.2)	(13,085)	(5.5)
Other income (expense), net	(40)	0.0	487	0.4	667	0.2	828	0.3

Income before provision for income taxes	40,701	29.4	33,604	27.1	83,468	29.9	67,561	28.1
Provision for income taxes	16,009	11.6	13,389	10.8	32,993	11.8	26,941	11.2

Net income	$24,692	17.8%	$20,215	16.3%	$50,475	18.1%	$40,620	16.9%

Net income per share:
Basic	$0.27		$0.22		$0.55		$0.45

Diluted	$0.26		$0.22		$0.54		$0.44

Weighted-average shares used in per share calculations:
Basic	91,377		90,021		91,319		89,725

Diluted	93,363		93,091		93,320		92,804

BARE ESCENTUALS, INC.

NET SALES BY BUSINESS SEGMENT AND DISTRIBUTION CHANNEL

(in thousands, except percentages)

(Unaudited)

	Three Months Ended				Six Months Ended
	June 29, 2008		July 1, 2007		June 29, 2008		July 1, 2007
Retail
Infomercial	$24,688	17.8%	$31,583	25.4%	$55,367	19.9%	$65,857	27.5%
Boutiques	27,279	19.7	19,396	15.6	53,009	19.0	36,530	15.2

Total retail	51,967	37.5	50,979	41.0	108,376	38.9	102,387	42.7
Wholesale
Premium wholesale	40,080	28.9	37,599	30.3	85,054	30.5	73,179	30.5
Home shopping television	24,052	17.4	16,270	13.1	41,929	15.0	29,964	12.5
Spas and salons	16,575	12.0	14,099	11.4	33,222	11.9	24,058	10.0
International distributors	5,844	4.2	5,197	4.2	10,295	3.7	10,169	4.3

Total wholesale	86,551	62.5	73,165	59.0	170,500	61.1	137,370	57.3

Sales, net	$138,518	100.0%	$124,144	100.0%	$278,876	100%	$239,757	100.0%

BARE ESCENTUALS, INC.

CONSOLIDATED BALANCE SHEET DATA

(in thousands)

	June 29, 2008	December 30, 2007	July 1, 2007
	(Unaudited)		(Unaudited)
Cash and cash equivalents	$31,135	$32,117	$22,564
Inventories	81,469	59,643	56,042
Accounts receivable, net of allowances	45,266	43,369	34,477
Total current assets	180,069	151,932	134,417
Total assets	262,509	223,905	195,626
Accounts payable	29,457	22,041	28,867
Accrued liabilities	20,106	25,141	20,122
Total current liabilities	66,779	67,731	66,636
Current portion of long-term debt	17,216	17,901	17,624
Long-term debt, less current portion	230,694	247,032	282,376
Total stockholders’ deficit	$(49,054)	$(104,487)	$(161,656)

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